As filed with the Securities and Exchange Commission on December 3, 1999


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                           Cassco Capital Corporation
             (Exact name of registrant as specified in its charter)

             Delaware                                             51-0356301
  (State or other jurisdiction                                (I.R.S. employer)
of incorporation or organization)                          identification number

          Number One, Fenton Way Business Park, Fenton Way, Chatteris,
                     Cambridgshire, United Kingdom PE16 6US
               (Address of principal executive offices) (Zip Code)


                           Cassco Capital Corporation
                 CONSULTANT NONQUALIFIED STOCK OPTION AGREEMENTS
                            (FULL TITLE OF THE PLANS)


        Mark S. Pierce, 1999 Broadway, Ste. 3235, Denver, Colorado 80202
                     (Name and address of agent for service)


                                 (303) 292-2992
                     (Telephone Number of agent for service)


                         CALCULATION OF REGISTRATION FEE

                          Proposed       Proposed
                          Maximum        Maximum
                           Amount        Offering     Aggregate     Amount of
Title of Securities         To Be        Price Per    Offering     Registration
To Be Registered        Registered(1)      Share        Price          Fee
----------------        -------------      -----        -----          ---
Common Stock               690,000         $.025       $17,250         $278
$.0001 Par Value


(1) Pursuant to Rule 416(c) promulgated under the Securities Act of 1933, as amended, the Registration Statement also covers an indeterminate amount of shares to be offered or sold as a result of any adjustment from stock splits, stock dividends or similar events.

(2) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the reported high and low prices of Registrant's Common Stock on the NASDAQ OTC Bulletin Board on the date of filing of this registration statement in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the rules and regulations of the Securities and Exchange Commission, the documents containing the information called for in Part I of Form S-8 will be sent or given to participating individuals. Copies of the individual consulting agreements, to the extent available, are attached as exhibits to the Registration Statement.

                          REOFFER PROSPECTUS STATEMENT

The material which follows, up to but not including the page beginning with Part II of this Registration Statement, constitutes a reoffer prospectus prepared in accordance with the requirements of Part I of Form S-3 pursuant to General Instruction C to Form S-8 and is to be used in connection with resales of securities acquired under the consulting agreement by certain consultants qualifying under such employee benefit plan, as defined in Rule 405 under the Securities Act of 1933.

                               REOFFER PROSPECTUS

                     CASSCO CAPITAL DEVELOPMENT CORPORATION
                Number One, Fenton Way Business Park, Fenton Way
                Chatteris, Cambridgshire, United Kingdom PE16 6US


                             Shares of Common Stock

                        NASD OTC:BB Trading Symbol: CSCA

This Prospectus relates to shares of the Common Stock of Cassco Capital Corporation, a Delaware corporation, $.001 par value per share (Common Stock or Shares), which may be sold from time to time by the selling stockholder named under the caption Selling Stockholders (Selling Stockholder).

The Shares have been or will be issued on the exercise of options granted or to be granted to the Selling Stockholder pursuant to various business consulting agreements (collectively, Agreement or Plan). The exercise price of the options is or will be based on the average closing price of the Common Stock on the day immediately prior to the date of the Agreement or as otherwise specified in the Agreement in accordance with the Securities Act of 1933. If the Shares are sold, the Company will not receive any proceeds from the sale. The Company is paying the costs of this Registration Statement, but the Selling Stockholder will pay his own brokerage commissions and other expenses of sale.

The Selling Stockholder may sell the Shares from time to time in transactions (which may include block transactions) on the Bulletin Board maintained by the NASD (Bulletin Board) or in negotiated transactions or a combination of the two. The Selling Stockholder may sell the Shares at fixed prices which may be changed, at market prices or in negotiated transactions, or any combination of such methods of sale. The Selling Stockholder may also transfer Shares by gift. The Selling Stockholder may not transfer his options except in case of death.

The Selling Stockholder may sell the Shares directly to purchasers through broker-dealers acting as agents for the Selling Stockholder or to broker-dealers who may purchase securities as principals for their own account. The Selling Stockholder may pay the broker-dealers a brokerage fee or a discount from the sales price. The purchaser of the Shares may also pay a brokerage fee or other charge. The compensation to a particular broker-dealer may exceed customary commissions. We do not know of any arrangements by any Selling Stockholder for the sale of any of the Shares.

Investing in the Shares involves a high degree of risk. You should purchase the Shares only if you can afford to lose your entire investment. See Risk Factors.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------





                 THE DATE OF THIS PROSPECTUS IS DECEMBER 3, 1999

                                TABLE OF CONTENTS


                                                                         Page

Where You Can Find More Information                                        1

Incorporation of Certain Documents by Reference                            1

Cautionary Statement Regarding Forward-Looking Statements                  2

Prospectus Summary                                                         2

Our Business                                                               2

The Offering                                                               3

Risk Factors                                                               3

Use of Proceeds                                                            4

Business Consulting Agreements and Issuance of Common Stock                4

Selling Stockholders                                                       4

Plan of Distribution                                                       5

Experts                                                                    5

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the Securities and Exchange Commission (Commission) using the EDGAR System. You may inspect these documents and copy information from them at the Commission's public reference facilities at 450 Fifth Street, N.W., Washington, DC 20549 or at the regional offices of the Commission at Seven World Trade Center, Suite 1300, New York, NY 10048. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, DC 20549. The Commission maintains a Web Site that contains reports, proxy and information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

We have filed a registration statement with the Commission relating to the offering of the Shares. The registration statement contains information which is not included in this Prospectus. You may inspect or copy the registration statement at the Commission's public reference facilities or its Web site.

We furnish our stockholders with annual reports containing audited financial statements and with such other periodic reports as we, from time to time, deem appropriate or as may be required by law. We have a calendar year end.

You should rely only on the information contained in this Prospectus and the information that we have referred you to. We have not authorized any person to provide you with any information that is different.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have filed the following documents with the Commission and are incorporating them into this Prospectus. We are allowed to incorporate by reference the information we file with the Commission, which means that we can disclose important information to you by referring you to another document we filed with the Commission. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the Selling Stockholders sell all of the shares of common stock: (1) Annual Report on Form 10-KSB for our fiscal year ended December 31, 1998; (2) Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1999, June 30, 1999, and September 30, 1999; and (3) any other periodic reports filed under the Securities Exchange Act of 1934 by the Company since December 31, 1998.

We are also incorporating by reference in this Prospectus all documents which we file pursuant to Section 13(a), 13(c), 14 or 15 of the Securities Exchange Act of 1934 after the date of this Prospectus. These documents are incorporated by reference in this Prospectus and are a part of this Prospectus from the date we file the documents with the Commission.

If we file with the Commission any document that contains information which is different from the information contained in this Prospectus, you may rely only on the most recent information which we have filed with the Commission.

We will provide a copy of the documents referred to above without charge if you request the information from us; however, we may charge you for the cost of providing any exhibits to any of these documents unless we specifically incorporate the exhibits in this Prospectus. You should contact Mr. Mark Langley, Cassco Capital Development Corporation, Number One, Fenton Way Business Park, Fenton Way, Chatteris, Cambridgshire, United Kingdom PE16 6US if you wish to receive any such material.

This prospectus is part of a registration statement we filed with the Commission. You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The selling stockholders will not make an offer of the shares of common stock in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, and information relating to us that are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this prospectus, the words estimate, project, believe, anticipate, intend, expect and similar expressions are intended to identify forward-looking statements. These forward-looking statements reflect our current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in these forward-looking statements, including those risks discussed under Risk Factors. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on this prospectus. We have no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                               PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE TERMS OF OUR SECURITIES, YOU SHOULD CAREFULLY READ THIS DOCUMENT. YOU SHOULD ALSO READ THE DOCUMENTS WE HAVE REFERRED YOU TO IN THE SECTION ENTITLED "WHERE YOU CAN FIND MORE INFORMATION ON PAGE 1 FOR INFORMATION ON OUR COMPANY AND OUR FINANCIAL STATEMENTS.

                                  OUR BUSINESS

Cassco Capital Corp. (Company) was incorporated as Anthony Kane Incorporated under the laws of the State of Delaware on February 5, 1969, and became subject to the reporting provisions of the Securities Exchange Act of 1934 on June 11, 1969, when a registration statement filed by the Company was declared effective by the Commission.

The name of the Company was changed to Maid Rite Ventures, Inc., on April 8, 1985, and to Grandee Corporation on September 23, 1985, on which date the Company also increased its authorized shares of common stock from 25,000,000 to 75,000,000, concurrently effecting a decrease in par value per share from $.01 to $.00333.

In July, 1992, the Company entered into an agreement with K C Jakes BBQ & Grill, Inc., for the purpose of acquiring KC Jakes as a subsidiary. This agreement was set aside by a court of competent jurisdiction in 1994, as previously reported by the Company in a filing under the Securities Exchange Act of 1934 on Form 8-K.

On January 10, 1995, the Company entered into an agreement with Epsitek, Inc., a Delaware corporation to acquire two subsidiaries of Epsitek as wholly owned subsidiaries of the Company. In conjunction with the acquisition, the Company issued 6,000,000 shares of common stock to Epsitek, which also appointed new directors and took control of the Company. Subsequently, Epsitek was unable to complete the conditions imposed for and at closing. The acquisition, therefore, did not occur and the shares issued in connection with the acquisition were returned to treasury and the board members of the Company appointed by Epsitek resigned.

The Company then became engaged in the process of locating a merger and/or acquisition candidate. In that regard, the outstanding capital of the Company was reverse split on a one for 70 (1:70) basis, a class of preferred stock was created, the authorized common shares were increased to 100,000,000 in number with an adjusted par value of $.001 per share and the preferred shares were authorized at 10,000,000 in number with a par value of $.01.

On December 1, 1999, the Company acquired S&J (Chatteris) Limited in a share for share exchange, issuing 12,000,000 post-split common shares to acquire the subsidiary. Please see the Form 8-KSB filed in this regard.

Year 2000 Issues: The Company has evaluated all internal software against anticipated Year 2000 concerns, and believes, first, that its business will not be substantially affected, and, secondly, that it has no significant exposure to contingencies related to this from past business. The Company has upgraded all internal software and conducted testing on its information technology to further ensure that all aspects of its business are Year 2000 compliant. These procedures had no material effect on the Company or its business contacts and did not require any material expenditures or other material diversion of resources.

                                  THE OFFERING

Common Stock offered ................      690,000 shares
Common Stock outstanding ............   15,000,000 shares
Use of Proceeds .....................   We will not receive any consideration
                                        from the re-sale of the Common Stock,
                                        but will receive the consideration
                                        consideration to which we are entitled
                                        from the exercise of the options granted the Selling Stockholders.

                                  RISK FACTORS

The statements in this Prospectus that are not descriptions of historical facts may be forward- looking statements that are subject to risks and uncertainties. In particular, statements in this Prospectus, including any material incorporated by reference in this Prospectus, that state our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. Forward-looking statements are subject to risks, uncertainties and other factors, including, but not limited to, those identified under Risk Factors, those described in Management's Discussion and Analysis of Financial Conditions and Results of Operations in our Form 10-KSB for the year ended December 31, 1998, and the Forms 10-QSB as of and for the periods ended March 31, 199, June 30, 1999, and September 30, 1999, and in any other filings which are incorporated by reference in this Prospectus, as well as general economic conditions, any one or more of which could cause actual results to differ materially from those stated in such statements.

An investment in our Common Stock involves a high degree of risk. You should consider carefully, along with other factors, the following risks and consult with your own legal, tax and financial advisors.

1. History of Losses:  We have had losses since our organization.

2. Need for Additional Working Capital: We believe that we will require substantial additional funds for working capital. We have no relationship with any financial institution for this purpose and are relying solely on the largesse of management and counsel.

3. Board of Directors Control: On the date of this prospectus, our directors and officers and certain principal stockholders and their affiliates beneficially owned (as defined by the Commission) in the aggregate sufficient shares of Common Stock to constitute control. Accordingly, they have the ability to influence significantly our affairs and matters requiring a stockholder vote, including the election of directors, the amendment of charter documents, the merger or dissolution of the Company and the sale of all or substantially all of our assets. The voting power of these holders may also discourage or prevent any proposed takeover of the Company pursuant to a tender offer.

4. Dividends on our Common Stock not Likely: We do not anticipate paying dividends on the Common Stock. We presently intend to retain future earnings, if any, in order to provide funds for use in the operation and expansion of our business and, accordingly, we do not anticipate paying cash dividends on the Common Stock in the foreseeable future.

5. Intense Competition: Competition among companies that provide services in the industries in which we are focused is intense.

6. Year 2000 Compliance: Many computer systems will experience problems handling dates beyond the year 1999; therefore, some computer hardware and software will need to be modified prior to the year 2000 in order to remain functional. We are presently assessing internal readiness of our computer systems. We believe we have successfully implemented the systems and programming changes necessary to address the 2000 issues, and do not believe that the cost of such actions will have a material and adverse effect on our results of operations or financial condition. There can be no assurance, however, that there will not be a delay in, or increased costs associated with, the implementation of such changes. Our inability to implement such changes could have an adverse effect on future results of operations.

7. Penny Stock: The Common Stock is subject to additional sales practice requirements on broker-dealers which sell penny stock to persons other than established customers and institutional accredited investors. The broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may affect the price of the Common Stock and your ability to sell the stock. The Commission's regulations define a penny stock to be any equity security that has a market price which is less than $5.00 per share, subject to certain exceptions. The penny stock restrictions apply to our Common Stock.

8. Issuance of Additional Shares of Preferred Stock: The rights of the holders of Common Stock may be affected by the potential issuance of preferred stock. Our certificate of incorporation gives the board of directors the right to determine the designations, rights, preferences and privileges of the holders of one or more series of preferred stock. Accordingly, the board of directors is empowered, without stockholder approval, to issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of Common Stock. Although we have no present intention to issue any additional shares of preferred stock or to create any additional series of preferred stock, we may issue shares in the future.

9. Change in Control Provisions: Our Bylaws and the Delaware General Corporation Law contain provisions that may have the effect of making more difficult or delaying attempts by others to obtain control of us, even when these attempts may be in the interests of stockholders. The Delaware General Corporation Law also imposes conditions on certain business combinations with interested stockholders (as defined by Delaware law).

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the Shares.

      BUSINESS CONSULTING AGREEMENTS/ ISSUANCE OF COMMON STOCK AND OPTIONS

General: We previously entered into an agreement with our former sole executive officer and director. We would not otherwise have been able to obtain these services, and the services which were rendered are those which an employee in a larger organization would render on a full-time basis. The agreement provided for business consultation and advisory services of a nature which an employee would conduct for the Company. The Selling Stockholder has provided us with oral assurances that the services rendered did not directly or indirectly relate to the promotion and maintenance of a trading market for our Common Stock. Additionally, the Selling Stockholder has represented that the services provided were not be in connection with the offer of our securities in capital-raising transactions.

Federal Income Tax Effects: Under the business consulting agreement pursuant to which the securities were issued, the exercise of the options resulted in the recognition of taxable income to the Selling Stockholder. Correspondingly, we will be entitled to a deduction equal to the amount of ordinary income charged to the Selling Stockholder.

Restrictions under Securities Laws: The sale of any shares of Common Stock issued under the Agreement must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater shareholders of the Company, as well as certain other persons or parties who may be deemed affiliates under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption.

                              SELLING STOCKHOLDERS

The following table sets forth (i) the name and address of each Selling Stockholder; (ii) any position, office or other material relationship which he had with the Company or any of its affiliates during the last three years; (iii) the number of Shares owned by him prior to the offering; (iv) the number of Shares offered by him; (v) the number of Shares he would own if he exercised all of his options and sells the Shares; and (vi) his percentage ownership of Common Stock if he sells all of his Shares. The Shares are being registered to permit public secondary trading of the Shares, and the Selling Stockholders may offer the Shares for resale from time to time. See Plan of Distribution.

                     Shares of Common  Shares of Common Stock  Shares of Common
                       Stock Owned     Offered for Account of  Stock Owned After
Selling Stockholder  Prior to Offering   Selling Stockholder   The Offering (1)
-------------------  -----------------   -------------------   ----------------

Richard Gregory            690,000             690,000               -0-
3121 Grapevine
Carrollton, TX

-------------------

1. The number of Shares owned by each person after the offering, assumes that such person sells all of his Shares.

                              PLAN OF DISTRIBUTION

The Selling Stockholder may sell the Shares from time to time in a transaction (which may include block transactions) on the Bulletin Board, in negotiated transactions or both. He may sell the Shares at fixed prices which may be changed, at market prices or in negotiated transactions, a combination of such methods of sale or otherwise. The Selling Stockholder may also transfer Shares by gift. The Selling Stockholder may not transfer his options except in case of death.

The Selling Stockholder may sell the Shares directly to purchasers, through broker-dealers acting as agents for the Selling Stockholder or to broker-dealers who may purchase securities as principals for their own account. The Selling Stockholders may pay the broker-dealers a brokerage fee or a discount from the sales price. The purchaser of the Shares may also pay a brokerage fee or other charge. The compensation to a particular broker-dealer may exceed customary commissions. We do not know of any arrangements by any Selling Stockholder for the sale of any of the Shares.

The Selling Stockholder and broker-dealers, if any, acting in connection with such sales might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933 and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

The Selling Stockholder understands that the anti-manipulative rules under the Securities Exchange Act of 1934, which are set forth in Regulation M, may apply to their sales in the market. We have furnished the Selling Stockholder with a copy of Regulation M, and we have informed him that he should deliver a copy of this Prospectus when he sells any Shares.



                                     EXPERTS

The consolidated financial statements, incorporated by reference in this Prospectus and elsewhere in the Registration Statement, to the extent for the periods indicated in their report, have been audited by Halliburton, Hunter & Associates, PC, independent certified public accountants, and are included herein in reliance upon the authority of such firm, as experts in accounting and auditing in giving such report.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, and, in accordance therewith, files reports, proxy statements and/or information statements and other information with the Securities and Exchange Commission (Commission). The following documents, which have been or will be subsequently, filed with the Commission are incorporated in this Registration Statement by reference: (a) annual report on Form 10-KSB for the year ended December 31, 1998; (b) quarterly reports on Form 10-QSB for the quarters ended March 31, 1998, June 30, 1999, and September 30, 1999; (c) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above; and (d) the description of the $.001 par value per share common stock of Registrant (Common Stock) contained in the Form 10 previously filed by Registrant under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the Delaware General Corporation Law (GCL), a corporation may indemnify any director, officer, employee or agent against expense (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any specified, threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

Registrant's Articles of Incorporation provide for indemnification of directors and officers of the Registrant to the fullest extent permitted by the GCL.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of Registrant, pursuant to the foregoing provisions, or otherwise, Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

(a) The Registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective Amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement; provided however, that paragraphs (a) (1) (i)and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement. (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report, pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report, pursuant to the Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatteris, Cambridgeshire on the 3rd day of December, 1999.

CASSCO CAPITAL DEVELOPMENT CORPORATION


By: /s/ Mark Langley
--------------------
Mark Langley, Chief Executive
Officer and Director

Pursuant to the requirements of the Securities Act of 1933 as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature                         Title                     Date

/s/ Mark Langley                  Director                  December 3, 1999
----------------
Mark Langley

                                  EXHIBIT INDEX

Exhibit Number           Description

5        Opinion of Counsel

23.1     Consent of Counsel (included in Exhibit 5)

23.2     Consent of Halliburton, Hunter & Associates, PC

* Incorporated herein by reference.